FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Olivia Snyder/Catherine Livingston, FGS Global,
212-687-8080
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000
DOUGLAS ELLIMAN INC. REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

Company reports 27% year-over-year revenue growth and significant improvements in Net Loss and Adjusted EBITDA, driven by strategic investments and disciplined expense management.

MIAMI, FL, May 1, 2025 - Douglas Elliman Inc. (“Douglas Elliman” or the “Company”) (NYSE:DOUG) today announced financial results for the three months ended March 31, 2025.

“Our performance in the first quarter highlights the strength of our luxury brand and the incredible efforts of our agents, employees and leadership team,” said Michael S. Liebowitz, Chief Executive Officer of Douglas Elliman Inc. “By focusing on high-impact areas like Development Marketing, we’re driving growth and reinforcing our position as the leader in the luxury market – delivering our highest first-quarter revenue since 2022 with significant reductions in operating losses. We are optimistic about our trajectory and we are committed to staying nimble in our core business. With our strong balance sheet as well as continued investment in the agent experience and new technologies, I am confident that we will continue to build long-term growth and enhance stockholder value.”
Bryant Kirkland, Chief Financial Officer of Douglas Elliman, added, “Douglas Elliman’s financial performance reflects the success of our balanced approach to driving growth while maintaining financial discipline. Our investments in high-impact areas, such as the Development Marketing division, are delivering results and our strong balance sheet, with $137 million in cash and cash equivalents as of March 31, 2025, positions us well to build on this momentum throughout 2025.”

GAAP Financial Results
Three months ended March 31, 2025
First quarter 2025 revenues were $253.4 million, compared to revenues of $200.2 million in the first quarter of 2024. The Company recorded an operating loss of $5.3 million in the first quarter of 2025, compared to $41.5 million in the first quarter of 2024. Net loss attributed to Douglas Elliman in the first quarter of 2025 was $6.0 million, or $0.07 per diluted common share, compared to $41.5 million, or $0.50 per diluted common share, in the first quarter of 2024.

Non-GAAP Financial Measures
Reconciliations of Non-GAAP financial measures to the comparable GAAP financial results for the three months ended March 31, 2025 and 2024 are included in Tables 2 and 3, and the last twelve months (“LTM”) ended March 31, 2025 and year ended December 31, 2024 are included in Table 2.
Three months ended March 31, 2025 compared to the three months ended March 31, 2024
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) was positive $1.1 million for the first quarter of 2025, compared to a loss of $17.6 million for the first quarter of 2024.
Adjusted Net Loss attributed to Douglas Elliman (as described in Table 3 attached hereto) was $2.4 million, or $0.03 per diluted share, for the first quarter of 2025, compared to $23.1 million, or $0.28 per diluted share, for the first quarter of 2024.
Gross Transaction Value
For the first quarter of 2025, Douglas Elliman’s subsidiary, Douglas Elliman Realty, LLC, achieved gross transaction value of approximately $9.9 billion, compared to approximately $7.1 billion for the first quarter ended March 31, 2024. For the first quarter ended March 31, 2025, Douglas Elliman Realty, LLC reported an average price per transaction of $2.0 million.
Consolidated Balance Sheet
Douglas Elliman maintained a strong balance sheet with cash and cash equivalents of $136.8 million at March 31, 2025.
Conference Call to Discuss First Quarter 2025 Results
As previously announced, the Company will host a conference call and webcast to discuss its first quarter 2025 results on Friday, May 2, 2025 at 8:00 AM (ET). Investors may access the call via live webcast at https://join.eventcastplus.com/eventcastplus/Douglas-Elliman-Inc-First-Quarter-2025-Earnings-Call. Please join the webcast at least 10 minutes prior to the start time.
A replay of the webcast will be available shortly after the call ends on May 2, 2025 through May 16, 2025 at https://join.eventcastplus.com/eventcastplus/Douglas-Elliman-Inc-First-Quarter-2025-Earnings-Call.
Non-GAAP Financial Measures
Adjusted EBITDA attributed to Douglas Elliman, Adjusted Net Loss attributed to Douglas Elliman and financial measures (referred to as the “Non-GAAP Financial Measures”) for the three months ended March 31, 2025 and 2024, the LTM ended March 31, 2025 and the year ended December 31, 2024 are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.
The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess the operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 and 3 is information relating to the Company’s Non-GAAP Financial Measures for the three months ended March 31, 2025 and 2024, the LTM ended March 31, 2025 and the year ended December 31, 2024.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, Westchester, Connecticut, New Jersey, the Hamptons, Massachusetts, Florida, California, Texas, Colorado, Nevada, Connecticut, Maryland, Virginia, Washington, D.C., Arizona, New Hampshire and Michigan. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.

Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2024 and, when filed, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Commissions and other brokerage income	$241,143	$188,265
Property management	9,492	9,047
Other ancillary services	2,768	2,927
Total revenues	253,403	200,239

Expenses:
Real estate agent commissions	186,525	149,016
Sales and marketing	19,739	21,298
Operations and support	17,728	18,799
General and administrative	27,325	27,016
Technology	5,535	5,843
Depreciation and amortization	1,900	1,981
Litigation settlement	—	17,750
Operating loss	(5,349)	(41,464)

Other income (expenses):
Interest expense	(1,530)	(7)
Interest income	1,361	1,383
Equity in earnings (losses) from equity-method investments	2	(11)
Change in fair value of derivative embedded within convertible debt	(746)	—
Investment and other losses	(22)	(391)
Loss before provision for income taxes	(6,284)	(40,490)
Income tax expense	—	1,195

Net loss	(6,284)	(41,685)

Net loss attributed to non-controlling interest	299	210

Net loss attributed to Douglas Elliman Inc.	$(5,985)	$(41,475)

Per basic common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.07)	$(0.50)

Per diluted common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.07)	$(0.50)

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2025	2024

Net loss attributed to Douglas Elliman Inc.	$(40,826)	$(76,316)	$(5,985)	$(41,475)
Interest expense	4,462	2,939	1,530	7
Interest income	(5,511)	(5,533)	(1,361)	(1,383)
Income tax (benefit) expense	(78)	1,117	—	1,195
Net loss attributed to non-controlling interest	(775)	(686)	(299)	(210)
Depreciation and amortization	7,655	7,736	1,900	1,981
EBITDA	$(35,073)	$(70,743)	$(4,215)	$(39,885)

Equity in (earnings) losses from equity-method investments (a)	(49)	(36)	(2)	11
Change in fair value of derivatives embedded within convertible debt	15,724	14,978	746	—
Stock-based compensation expense	5,254	6,574	2,035	3,355
Litigation, settlement and related settlement expenses (b)	16,836	33,333	1,898	18,395
Executive employee severance and separation expenses	2,420	2,010	410	—
Restructuring	1,041	1,041	—	—
Other, net	(5,658)	(5,289)	22	391
Adjusted EBITDA	495	(18,132)	894	(17,733)
Adjusted EBITDA attributed to non-controlling interest	431	349	214	132
Adjusted EBITDA attributed to Douglas Elliman Inc.	$926	$(17,783)	$1,108	$(17,601)

a.Represents equity in (earnings) losses recognized from the Company’s investments in equity method investments that are accounted for under the equity method and are not consolidated in the Company’s financial results.
b.Represents unusual litigation expense, settlement and related expenses incurred in connection with industry-wide antitrust class action lawsuits and other matters related to employees and agents. For the year ended December 31, 2024, we incurred unusual litigation expense, settlement and related expenses of $33,333 with $15,583 being included in general and administrative expenses and $17,750 being included in litigation settlement expense. For the three months ended March 31, 2025, we incurred such expenses of $1,898 and they are included in general and administrative expenses in the condensed consolidated statements of operations. For the three months ended March 31, 2024, we incurred such expenses of $18,395 with $645 being included in general and administrative expenses and $17,750 being included in litigation settlement expense in the condensed consolidated statement of operations.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET LOSS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2025	2024

Net loss attributed to Douglas Elliman Inc.	$(5,985)	$(41,475)

Change in fair value of derivatives embedded within convertible debt	746	—
Non-cash amortization of debt discount on convertible debt	534	—
Executive severance and separation expense	410	—
Litigation, settlement and related settlement expenses	1,898	18,395
Total adjustments	3,588	18,395

Tax expense related to adjustments	—	—
Adjusted net loss attributed to Douglas Elliman Inc.	$(2,397)	$(23,080)

Per diluted common share:

Adjusted net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.03)	$(0.28)

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands, Except for Gross Transaction Value)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2025	2024
Revenues:
Commissions and other brokerage income	$999,435	$946,557	$241,143	$188,265
Property management	37,230	36,785	9,492	9,047
Other ancillary services	12,126	12,285	2,768	2,927
Total revenues	$1,048,791	$995,627	$253,403	$200,239

Gross transaction value (in billions)	$39.1	$36.4	$9.9	$7.1
Total transactions	22,212	21,781	4,908	4,477